Exhibit 21


                          BUCKHEAD AMERICA CORPORATION
                            (A Delaware Corporation)

                              SUBSIDIARY COMPANIES
                             As of December 31, 2001


                              Delaware Corporations
                              ---------------------
                               BLM Virginia, Inc.
                                 BLM Prime, Inc.
                             CHI Sandy Springs, Inc.
                           BAC Hotel Management, Inc.
                              BLM EB Orlando, Inc.
                                  BLM EB, Inc.
                                 CHI Dixie, Inc.
                              BLM EB Daytona, Inc.
                                   BLM-F, Inc.
                                  BLM-RH, Inc.
                                  BLM-RF, Inc.
                              BAC Franchising Inc.


                                Texas Corportion
                                ----------------
                         Country Hearth Inns/Texas, Inc.


                               Georgia Corporation
                               -------------------
                       Country Hearth Inns - Dalton, Inc.

                                Ohio Corporations
                                -----------------
                          The Lodge Keeper Group, Inc.
                 Integrated Motel Management Group of Ohio, Inc.
                                  HOMANCO, Inc.
                             LKG Development I, Inc.


                                  Michigan LLC
                                  ------------
                              CHI Grand Rapids, LLC



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